UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2010

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

The description of the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference.  A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2010, MarkWest Energy Partners, L.P. (the “Partnership”) entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, National Association as Administrative Agent and Collateral Agent, Royal Bank of Canada as prior administrative agent, RBC Capital Markets, as Syndication Agent, and BNP Paribas, Morgan Stanley Bank, N.A., and U.S. Bank National Association as Documentation Agents, and the lenders party thereto (the “Amended and Restated Credit Agreement”).  The Amended and Restated Credit Agreement replaces the Partnership’s existing credit agreement in its entirety and provides for a revolving loan facility (the “Facility”) of up to $700 million, which may be increased from time to time by the Partnership upon the satisfaction of certain requirements by up to an aggregate of $200 million.  Of the total amount of the Facility, the Partnership may use up to $150 million for the issuance of letters of credit and $10 million for shorter term swingline loans.  The proceeds of the Facility may be used for certain specified purposes, including to refinance the Partnership’s indebtedness outstanding under its prior credit facility, finance working capital requirements and other general corporate purposes of the Partnership, its subsidiaries and subject to certain limitations, Excluded Ventures (as described below), finance permitted acquisitions, capital expenditures and investments, and subject to certain limitations, refinance the Partnership’s senior notes that mature in 2014.

All of the loans under the Amended and Restated Credit Agreement will mature, and the Facility will terminate, on July 1, 2015, except that this maturity date will be accelerated to May 1, 2014 unless prior to such date the Partnership has refinanced or repaid in full all of the indebtedness payable under the Partnership’s senior notes due 2014.

The Facility is guaranteed by all of the Partnership’s wholly-owned subsidiaries and is collateralized by substantially all of the Partnership’s assets and those of its wholly-owned subsidiaries.  Certain joint ventures and partnerships in which the Partnership holds an equity interest have been designated as “Excluded Ventures” under the Facility, and upon satisfaction of certain requirements and covenants, the Partnership may designate additional entities in which it holds an equity interest as an “Excluded Venture.” Excluded Ventures would not become guarantors under the Facility, would not be subject to the representations, warranties, covenants, and other terms and conditions of the Facility unless otherwise expressly provided therein, and the assets of such Excluded Ventures would not be collateral under the Facility.

The borrowings under the Facility bear interest at a variable interest rate, plus basis points.  The variable interest rate is based either on the London interbank market rate (“LIBO Rate Loans”), or the higher of (a) the prime rate set by the Facility’s administrative agent, (b) the Federal Funds Rate plus 0.50% and (c) the rate for LIBO Rate Loans for a one month interest period plus 1% (“Alternate Base Rate Loans”).  The basis points correspond to the Partnership’s Total Leverage Ratio (which is the ratio of the Partnership’s consolidated funded debt to the Partnership’s adjusted consolidated EBITDA), ranging from 1.5% to 2.5% for Alternate Base Rate Loans and from 2.5% to 3.5% for LIBO Rate Loans.

The description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7.01.  Regulation FD Disclosure.

On July 1, 2010, the Partnership issued a press release announcing a new $700 million credit facility. The press release is furnished and attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2009, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

10.1

Amended and restated Credit Agreement dated as of July 1, 2010 among MarkWest Energy Partners, L.P., Wells Fargo Bank, National Association, as Administrative Agent, RBC Capital Markets, as Syndication Agent, BNP Paribas, Morgan Stanley Bank and U.S. Bank National Association, as Documentation Agents, and the lenders party thereto.

99.1	Press Release dated July 1, 2010, announcing new $700 million revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: July 7, 2010	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer